| We shop. You save. 1st Quarter Fiscal 2022 Earnings Conference Call Presentation November 4, 2021 1 Exhibit 99.2

| We shop. You save. Forward-Looking Statements This presentation contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: the ultimate duration and impact of the ongoing COVID-19 pandemic, our reliance on a limited number of insurance carrier partners and any potential termination of those relationships or failure to develop new relationships; existing and future laws and regulations affecting the health insurance market; changes in health insurance products offered by our insurance carrier partners and the health insurance market generally; insurance carriers offering products and services directly to consumers; changes to commissions paid by insurance carriers and underwriting practices; competition with brokers, exclusively online brokers and carriers who opt to sell policies directly to consumers; competition from government-run health insurance exchanges; developments in the U.S. health insurance system; our dependence on revenue from carriers in our senior segment and downturns in the senior health as well as life, automotive and home insurance industries; our ability to develop new offerings and penetrate new vertical markets; risks from third-party products; failure to enroll individuals during the Medicare annual enrollment period; our ability to attract, integrate and retain qualified personnel; our dependence on lead providers and ability to compete for leads; failure to obtain and/or convert sales leads to actual sales of insurance policies; access to data from consumers and insurance carriers; accuracy of information provided from and to consumers during the insurance shopping process; cost-effective advertisement through internet search engines; ability to contact consumers and market products by telephone; global economic conditions; disruption to operations as a result of future acquisitions; significant estimates and assumptions in the preparation of our financial statements; impairment of goodwill; potential litigation and claims, including IP litigation; our existing and future indebtedness; developments with respect to LIBOR; access to additional capital; failure to protect our intellectual property and our brand; fluctuations in our financial results caused by seasonality; accuracy and timeliness of commissions reports from insurance carriers; timing of insurance carriers’ approval and payment practices; factors that impact our estimate of the constrained lifetime value of commissions per policyholder; changes in accounting rules, tax legislation and other legislation; disruptions or failures of our technological infrastructure and platform; failure to maintain relationships with third-party service providers; cybersecurity breaches or other attacks involving our systems or those of our insurance carrier partners or third-party service providers; our ability to protect consumer information and other data; and failure to market and sell Medicare plans effectively or in compliance with laws. For a further discussion of these and other risk factors that could impact our future results and performance, see the section entitled “Risk Factors” in the most recent Annual Report on Form 10-K (the “Annual Report”) filed by us with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. Certain information contained in this presentation and statements made orally during this presentation relate to or are based on publications and other data obtained from third-party sources. While we believe these third-party sources to be reliable as of the date of this presentation, we have not independently verified, and make no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from such third-party sources. No Offer or Solicitation; Further Information This presentation is for informational purposes only and is not an offer to sell with respect to any securities. This presentation should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto included in the Annual Report and subsequent quarterly reports. Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our GAAP financial results, we have presented in this presentation Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP financial measures. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies. We define Adjusted EBITDA as income before interest expense, income tax expense, depreciation and amortization, and certain add-backs for non-cash or non-recurring expenses, including restructuring and share-based compensation expenses. The most directly comparable GAAP measure is net income. We monitor and have presented in this presentation Adjusted EBITDA because it is a key measure used by our management and Board of Directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance. For further discussion regarding this non-GAAP measure, please see today’s press release. Disclaimer 2

| We shop. You save. 1st Quarter Highlights: • 1st quarter 2022 results ahead of expectations • FY 2022 Revenue and Adjusted EBITDA guidance maintained • Exceeded total AEP hiring goal, albeit in a delayed fashion • Exciting progress for SelectRx and Population Health ◦ SelectRx daily enrollments up 7x from pre-acquisition levels ◦ New partnerships announced with Ready Responders, Thriveworks, and BrainCheck • Added a new debt facility, increasing committed capital by $200M SelectQuote drove top line and profit results for 1st quarter 2022 ahead of internal expectations. Results were driven by continued strength in the Senior and Life divisions. Consolidated revenue totaled $160 million, up 29% year-over-year. Consolidated Adjusted EBITDA* was $(44) million, ahead of internal expectations. Consolidated net loss totaled $45 million or $0.28 loss per diluted share. Senior revenue totaled $106 million, up 45% year-over-year, and Adjusted EBITDA* was $(33) million. 1st Quarter Earnings Summary 3 *See reconciliations from non-GAAP measure, Adjusted EBITDA, to net income (loss) on slide 11

| We shop. You save. Revenue Growth YoY Increase in Senior Revenue Senior Policies YoY Increase in Approved MA Policies Final Expense YoY Increase in Final Expense Premiums 45% 98% 72% 1st Quarter in Review Continued Growth 4

| We shop. You save. SelectRx Progress Licensed States Daily Enrollments 47 7x Pre-Acquisition From 11 5 Cumulative Enrollments* May June July August September October 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 9,000 10,000 11,000 Opt-In Rate 50% + *Represents gross initial customer enrollments. Total paying members will be lower than initial customer enrollments.

| We shop. You save. REVENUE $MM Adj. EBITDA* $MM $73 $106 1Q 2021 1Q 2022 $9 -$33 1Q 2021 1Q 2022 6 SelectQuote Senior – Financial Summary *See reconciliations from non-GAAP measure, Adjusted EBITDA, to net income (loss) on slide 11

| We shop. You save. SelectQuote Senior KPI’s Favorable Outlook TOTAL POLICIES APPROVED 000s MA LTV 69 111 42 846 1 21 26 MA MS Other 1Q 2021 1Q 2022 7 $1,168 $978 1Q 2021 1Q 2022

| We shop. You save. Health Choice VBC & MCO ARIZONA Capitalization Summary • As of September 30, 2021: ◦ Net debt position of $288 million ▪ $184 million of cash, cash equivalents, and restricted cash ▪ $472 million of term debt ◦ Accounts receivable, short and long term commissions receivable balances of $1 billion • Raised additional $200m in committed capital through incremental delayed draw term loans • Increased revolver commitment to $100m • Ample liquidity for growth and business model investment 8

# Key Investment Takeaways

### Core Senior Business

SelectQuote's differentiated, tech-enabled, agent-led model is well positioned to capitalize on the long-term growth trends driven by the aging demographic and the shift away from a field agent distribution model.

### Return on Investment

SelectQuote offers a compelling return on invested capital across SelectQuote's core businesses and new Population Health initiative.

### SelectRx

The value proposition for prescription drug management and distribution is resonating as enrollments have ramped quickly, aided by the natural synergy for SelectQuote's core Medicare Advantage policyholders.

### Population Health

SelectQuote has a unique opportunity to leverage information and drive incremental value to patients, caregivers, and insurance carriers. Population Health is a game changer.

SELECTQUOTE | We shop. You save.
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| We shop. You save. Supplemental Information 10

# Adjusted EBITDA to Net Income (Loss) Reconciliation

| *(in thousands)* | Senior (1Q FY 2022) | Life (1Q FY 2022) | Auto & Home (1Q FY 2022) | Corp & Elims (1Q FY 2022) | Consolidated (1Q FY 2022) |
|---|---|---|---|---|---|
| Revenue | $ 106,320 | $ 49,826 | $ 7,469 | $ (3,692) | $ 159,923 |
| Operating expenses | (139,291) | (45,128) | (6,095) | (13,351) | (203,865) |
| Other expenses, net | — | — | — | (102) | (102) |
| Adjusted EBITDA | (32,971) | 4,698 | 1,374 | (17,145) | (44,044) |
| Share-based compensation expense | | | | | (2,215) |
| Non-recurring expenses | | | | | (554) |
| Depreciation and amortization | | | | | (5,103) |
| Loss on disposal of property, equipment, and software | | | | | (350) |
| Interest expense, net | | | | | (8,535) |
| Income tax benefit | | | | | 15,436 |
| Net loss | | | | | $ (45,365) |

| *(in thousands)* | Senior (1Q FY 2021) | Life (1Q FY 2021) | Auto & Home (1Q FY 2021) | Corp & Elims (1Q FY 2021) | Consolidated (1Q FY 2021) |
|---|---|---|---|---|---|
| Revenue | $ 73,199 | $ 42,823 | $ 9,538 | $ (1,391) | $ 124,169 |
| Operating expenses | (64,297) | (32,346) | (5,922) | (9,518) | (112,083) |
| Other expenses, net | — | — | — | (21) | (21) |
| Adjusted EBITDA | 8,902 | 10,477 | 3,616 | (10,930) | 12,065 |
| Share-based compensation expense | | | | | (924) |
| Non-recurring expenses | | | | | (438) |
| Fair value adjustments to contingent earnout obligations | | | | | (759) |
| Restructuring expenses | | | | | (21) |
| Depreciation and amortization | | | | | (3,347) |
| Loss on disposal of property, equipment, and software | | | | | (82) |
| Interest expense, net | | | | | (6,761) |
| Income tax benefit | | | | | 1,104 |
| Net income | | | | | $ 837 |

SELECTQUOTE | We shop. You save.
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| We shop. You save. 12 SelectQuote Inc. 6800 West 115th Street Suite 2511 Overland Park, Kansas 66211 Phone: (913) 599-9225 Investor Relations investorrelations@selectquote.com